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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of HomeCom Communications, Inc. on Form S-3 (File No. 333-73123) and Forms S-8 (File Nos. 333-68187, 333-60435, 333-60437) of our report, dated March 29, 1999, on our audits of the financial statements of HomeCom Communications, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



                                        PricewaterhouseCoopers LLP


Atlanta, Georgia
March 31, 1999